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                           EXHIBIT 23.1
                CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Inland Resources Inc. on Form S-8 (File No. 33-41662), Form S-8 (File No. 33-84640), Form S-3 (File
No. 33-84766) and Form S-3 (File No. 33-80392) of our report dated March 20, 1996, on our audits of the financial statements of Inland Resource Inc. as of December 31, 1995 and 1994 and for the years then ended, which report is included in this Annual Report on Form 10-KSB.


Coopers & Lybrand, L.L.P.


Denver, Colorado
March 27, 1996